UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2005

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2005, the Compensation Committee of the Board of Directors of Knight Transportation, Inc., an Arizona corporation (the “Company”), approved new base salaries for two of the Company’s executive officers, effective immediately. The Compensation Committee approved an annual base salary of $290,000 for Timothy M. Kohl, the Company’s President, and an annual base salary of $100,000 for David A. Jackson, the Company’s Chief Financial Officer. The Compensation Committee currently is evaluating the base salaries and other compensation of Kevin P. Knight, the Company’s Chief Executive Officer, Keith T. Knight, an Executive Vice President of the Company, and Gary J. Knight, the Company’s Vice Chairman, as well as the Company’s incentive bonus program for executive officers for fiscal 2005. The Company will file an additional report on Form 8-K with respect to those arrangements after they have been finalized and approved by the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: June 8, 2005	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer